Exhibit 99.1

NEWS RELEASE

Contact:	David Kimichik	Tripp Sullivan
	Chief Financial Officer	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376

ASHFORD HOSPITALITY TRUST REPORTS FOURTH QUARTER RESULTS
AND INCREASES COMMON DIVIDEND TO $0.16 PER SHARE

DALLAS — (March 9, 2005) ? Ashford Hospitality Trust, Inc. (NYSE: AHT), a hotel real estate investment trust focused exclusively on the hospitality industry, today reported results for the fourth quarter and year ended December 31, 2004. The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.

HIGHLIGHTS

à	Completed or announced investments reach $890 million

à	Increased common dividend for fifth consecutive quarter to $0.16 per share

à	Increased fourth quarter RevPAR by 8.9% for hotels not under renovation

à	Increased fourth quarter hotel operating profit by 14.6%

à	Completed follow-on common stock offering, raising $94.3 million in net proceeds

à	Arranged $75 million Series B preferred stock commitment

à	Announced agreement to acquire 21-hotel portfolio for $250 million

Reporting Basis

The financial results presented below and in the accompanying financial tables include the results of the Company for the fourth quarter and year ended December 31, 2004, the results of the Company since its formation on August 29, 2003 through December 31, 2003, and the results of the Predecessor prior to August 29, 2003.

Financial Results

Total revenue for the fourth quarter ended December 31, 2004, increased 172.0% to $40,443,000 from $14,870,000 for the fourth quarter ended December 31, 2003. The Company reported a net loss of $794,000, or $0.03 per diluted share, compared with a net loss of $1,329,000 in the prior-year period. Funds from operations (FFO, as defined by NAREIT) was $3,364,000, or $0.11 per diluted share, compared with $52,000 for the fourth quarter of 2003. EBITDA, which represents Earnings before Interest, Income Taxes, Depreciation, and Amortization, increased to $9,402,000 compared with $362,000 in the prior-year period. CAD, which represents Cash Available for Distribution, equaled $3,495,000 or $0.11 per diluted share.

Total revenue for the year ended December 31, 2004, increased 176.6% to $116,925,000 from $42,279,000 for the combined year ended December 31, 2003. The Company reported net income of $64,000, or $0.00 per diluted share, for 2004 compared with a combined net loss of $3,920,000 in the prior year. FFO was $11,078,000, or $0.36 per diluted share, for 2004 compared with $653,000 for the combined prior year. EBITDA increased 334.1% to $23,909,000 for 2004 compared with $5,508,000 for the combined prior year. Results for 2004 include charges of $1.6 million, or $0.05 per diluted share, related to write-off of loan costs.

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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254	Phone: (972) 490-9600

AHT Announces Fourth Quarter Results

March 9, 2005

Monty Bennett, President and CEO, commented, “We are very pleased with the operating performance of our portfolio as evidenced by the continued improvement in RevPAR at our hotels not under renovation. Although we have posted solid growth in RevPAR, we do not believe our properties have fully reflected the positive benefit from completed renovations and changes in management. A more telling statistic is the 279-basis-point improvement in same property hotel operating profit during the fourth quarter, which more closely reflects the emphasis we place on improving operating margins and controlling expenses at the property level. With certain capital improvements now in place or close to completion at many of the properties acquired subsequent to our IPO, we expect to show improved RevPAR penetration within our markets in 2005.

“The fourth quarter was another active one for us in terms of acquisitions and financing transactions. We closed or announced a total of $331 million in acquisitions in the quarter and are already off to a strong start in the first quarter with another new hotel acquisition and a high profile mezzanine loan origination. We have also enhanced our capital base and investment capacity with a $75 million private placement arrangement with Security Capital and a follow-on offering of common stock that raised $94.3 million in net proceeds.”

Operating Results – Direct Hotel Investments

As of December 31, 2004, the Company had a portfolio of direct hotel investments consisting of 33 properties. During the quarter three of the acquired hotels were undergoing significant renovations. The Company believes reporting its operating metrics on a pro forma consolidated and not-under-renovation basis more accurately reflects the operating improvement in its direct hotel portfolio. Details of each category are provided in the tables attached to this release.

All Hotels (33 properties)

RevPAR for the fourth quarter of 2004 increased 5.1% over the same period in 2003 to $63.61 from $60.52 due to a 2.5% increase in ADR to $95.87 and a 167-basis point increase in occupancy to 66.35%.

Hotels Not Under Renovation (30 properties)

RevPAR for the fourth quarter of 2004 increased 8.9% over the same period in 2003 to $65.46 from $60.09 due to a 4.4% increase in ADR to $95.27 and a 285-basis point increase in occupancy to 68.71%.

Hotel Operating Profit

Total hotel operating profit for the three months ended December 31, 2004, increased 14.6% to $10,118,000 from $8,827,000 for the period ended December 31, 2003. Total hotel operating profit for the year ended December 31, 2004, increased 6.4% to $42,979,000 from $40,392,000 for the period ended December 31, 2003.

Operating Results-First Mortgage and Mezzanine Investments

As of December 31, 2004, the Company had a $79.7 million mezzanine and first mortgage loan portfolio across 20 hotel properties. The loan portfolio weighted average interest rate is 13.04%. During December 2004, the Company sold its $10 million first mortgage on the Hotel Teatro in Denver with an interest rate of LIBOR plus 280 basis points at its par value.

Balance Sheet and Financing Transactions

As of December 31, 2004, the Company had approximately $301 million of mortgage debt outstanding at a weighted average interest rate of 5.1%.

At December 31, 2004, the Company’s net debt, defined as total debt less unrestricted cash, to total enterprise value, defined as net debt plus the market value of all common shares, preferred shares and operating partnership units outstanding (other than units owned by the REIT), was 38% based upon the Company’s closing stock price of $10.87.

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AHT Announces Fourth Quarter Results

March 9, 2005

On December 30, 2004, the Company issued 993,049 shares of Series B-1 preferred stock at $10.07 per share to Security Capital, generating proceeds of approximately $10.0 million.

Subsequent to year end, the Company issued 10,350,000 shares of common stock at $9.62 per share, including 1,350,000 shares sold pursuant to an over-allotment option, for net proceeds after expenses of approximately $94.3 million. Additionally the Company has an agreement in place pursuant to this offering to sell subject to certain conditions an additional 2,070,000 shares of common stock to Security Capital.

Fourth Quarter Investment Activity

On October 1, 2004, the Company acquired the 654-room Hyatt Orange County hotel in Anaheim, CA, for approximately $81.0 million in cash, inclusive of the seller’s commitment to fund a $6.0 million renovation completed in December 2004. Annualized revenue of the hotel is approximately $27.8 million.

On December 27, 2005, the Company announced a definitive agreement to acquire a portfolio of 21 hotels for $250 million in total consideration, including $35 million in cash, $164.7 million in assumed mortgage debt, and approximately $50.3 million in operating partnership units of the Company. Annualized revenue of these 21 properties is approximately $114.9 million. The Company expects this acquisition to close by March 31, 2005.

Subsequent Investment Activity

On January 20, 2005, the Company sold the 56,000-square-foot office building located adjacent to its Sheraton Bucks County hotel in suburban Philadelphia for approximately $2.9 million net of closing costs.

On February 8, 2005, the Company originated a mezzanine loan of $8.0 million with an interest rate of 912.5 basis points over LIBOR, maturing February 2007 with three one-year extension options. The loan is secured by the 163-room Viceroy Santa Monica in Santa Monica, CA.

On March 9, 2005, the Company announced a definitive agreement to acquire the 157-room Hilton Santa Fe in Santa Fe, NM, for $18.2 million in cash. Annualized revenue of this property is approximately $7.7 million. The Company intends to invest $2.5 million in capital improvements to the property. The Company expects to close the acquisition in March 2005.

First Quarter Dividend Increase

The Company also announced that the Board of Directors has declared an increase in its common stock dividend for the fifth consecutive quarter. The quarterly dividend of $0.16 per common share, which equates to an annualized dividend of $0.64 per share, is payable on April 15, 2005, to shareholders of record on March 31, 2005. On an annualized basis the dividend equates to a 6.4% dividend yield based on the Company’s closing price on March 9, 2005.

Outlook

Mr. Bennett concluded, “We are very encouraged by the favorable outlook projected for the hotel industry in 2005. This continued recovery is consistent with where we thought the industry would be when we originally developed our investment strategy. New supply continues to lag demand while group and corporate business is picking up, shifting the balance of pricing power to hotel owners. With the renovations we have completed in the last 12 months, the high-barrier-to-entry markets where we have established a presence, and the range of chain-scale segments in which we are diversified, we believe we are very well positioned to benefit from this environment and accelerate RevPAR growth in 2005.

“On the investment front, we continue to see an active pipeline. The acquisitions we have completed or announced in the last few months demonstrate our ability to pre-empt widely marketed deals and source

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AHT Announces Fourth Quarter Results

March 9, 2005

both portfolio and one-off transactions that offer compelling growth opportunities. We also expect our hotel lending program to continue to gain momentum in 2005 as we capitalize on the growing demand for mezzanine and first mortgage loans and the increasing interest on the part of some owners for sale-leaseback transactions.”

Investor Conference Call and Simulcast

Ashford Hospitality Trust, Inc. will conduct a conference call at 11:00 a.m. eastern time on March 10, 2005, to discuss the fourth quarter results. The number to call for this interactive teleconference is 913-981-5509. A seven-day replay of the conference call will be available by dialing 719-457-0820 and entering the confirmation number, 5673458.

The Company will also provide an online simulcast and rebroadcast of its fourth quarter 2004 earnings release conference call. The live broadcast of Ashford’s quarterly conference call will be available online at the Company’s website at www.ahtreit.com as well as http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=147105&eventID=1003093 on March 10, 2005, beginning at 11:00 a.m. eastern time. The online replay will follow shortly after the call and continue for approximately one year.

Both FFO and EBITDA are non-GAAP financial measures within the meaning of the Securities and Exchange Commission rules. FFO is computed in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us. Neither FFO nor EBITDA represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions. However, management believes both FFO and EBITDA to be key measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.

* * * * *

Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, timing for closings, our understanding of our competition, current market trends and opportunities, and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the

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AHT Announces Fourth Quarter Results

March 9, 2005

section entitled “Risk Factors” in Ashford’s Registration Statement on Form S-3, (File Number 333-114283), and from time to time, in Ashford’s other filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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AHT Announces Fourth Quarter Results

March 9, 2005

ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(Unaudited)

	The Company	The Company
	Quarter	Quarter
	Ended	Ended
	December 31, 2004	December 31, 2003
REVENUE
Rooms	$29,806,437	$12,229,711
Food and beverage	6,160,024	2,065,984
Other	1,555,761	437,222

Total hotel revenue	37,522,222	14,732,917

Interest income from notes receivable	2,602,898	110,000
Asset management fees from related parties	318,121	26,728

Total Revenue	40,443,241	14,869,645

EXPENSES
Hotel operating expenses
Rooms	7,312,245	2,968,725
Food and beverage	4,629,786	1,528,465
Other direct	815,993	326,406
Indirect	12,199,532	5,051,170
Management fees, including related parties	1,203,574	552,483

Total hotel expenses	26,161,130	10,427,249

Property taxes, insurance, and other	1,726,830	1,008,068
Depreciation and amortization	4,040,118	1,675,341
Corporate general and administrative:
Stock-based compensation	605,061	636,237
Other corporate and administrative	2,548,619	2,435,928

Total Operating Expenses	35,081,758	16,182,823

OPERATING INCOME (LOSS)	5,361,483	(1,313,178)

Interest income	88,408	165,846
Interest expense	(3,820,252)	(300,890)
Amortization of loan costs	(964,800)	(31,121)
Write-off of loan costs	—	—

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	664,839	(1,479,343)

Benefit from (provision for) income taxes	28,903	(142,178)
Minority interest	(132,574)	292,360

NET INCOME (LOSS)	561,168	(1,329,161)

Preferred dividends	1,355,250	—

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(794,082)	$(1,329,161)

Net Loss Per Share Available To Common Shareholders:
Basic and Diluted	$(0.03)	$(0.05)

Weighted Average Common Shares Outstanding:
Basic and Diluted	25,280,502	25,015,730

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AHT Announces Fourth Quarter Results

March 9, 2005

ASHFORD HOSPITALITY TRUST, INC. AND PREDECESSOR
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

	The Company	The Company	The Predecessor
	Year	Period From	Period From
	Ended	August 29, 2003 to	January 1, 2003 to
	December 31, 2004	December 31, 2003	August 28, 2003
REVENUE
Rooms	$89,798,311	$14,994,567	$19,688,349
Food and beverage	14,336,531	2,529,109	3,629,807
Other	3,922,621	507,794	681,656

Total hotel revenue	108,057,463	18,031,470	23,999,812

Interest income from notes receivable	7,549,445	110,000	—
Asset management fees from related parties	1,318,154	137,319	—

Total Revenue	116,925,062	18,278,789	23,999,812

EXPENSES
Hotel operating expenses
Rooms	20,907,848	3,601,465	4,511,632
Food and beverage	10,859,032	1,901,778	2,801,002
Other direct	2,150,404	402,536	498,085
Indirect	35,560,902	6,136,070	8,687,362
Management fees, including related parties	3,395,106	651,480	718,408

Total hotel expenses	72,873,292	12,693,329	17,216,489

Property taxes, insurance, and other	6,654,858	1,257,968	1,600,082
Depreciation and amortization	10,767,785	2,016,899	2,915,777
Corporate general and administrative:
Stock-based compensation	2,397,130	864,452	—
Other corporate and administrative	9,457,814	3,138,498	—

Total Operating Expenses	102,150,879	19,971,146	21,732,348

OPERATING INCOME (LOSS)	14,774,183	(1,692,357)	2,267,464

Interest income	335,495	266,333	22,800
Interest expense	(9,217,377)	(374,223)	(4,225,289)
Amortization of loan costs	(1,883,841)	(42,837)	(357,857)
Write-off of loan costs	(1,633,369)	—	—

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	2,375,091	(1,843,084)	(2,292,882)

Provision for income taxes	(658,273)	(142,178)	—
Minority interest	(297,611)	357,943	—

NET INCOME (LOSS)	1,419,207	(1,627,319)	(2,292,882)

Preferred dividends	1,355,250	—	—

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$63,957	$(1,627,319)	$(2,292,882)

Net Income (Loss) Per Share Available To Common Shareholders:
Basic and Diluted	$0.00	$(0.07)

Weighted Average Common Shares Outstanding:
Basic and Diluted	25,120,653	24,627,298

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AHT Announces Fourth Quarter Results

March 9, 2005

ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2004	2003
ASSETS
Investment in hotel properties, net	$427,005,476	$173,723,998
Cash and cash equivalents	47,108,957	76,254,052
Restricted cash	14,058,776	1,373,591
Accounts receivable, net of allowance of $61,479 and $19,408, respectively	5,463,452	1,534,843
Inventories	611,807	262,619
Assets held for sale	2,881,912	—
Notes receivable	79,661,549	10,000,000
Deferred costs, net	9,389,506	2,386,937
Prepaid expenses	2,638,842	1,577,628
Other assets	6,676,776	550,636
Due from affiliates	447,784	218,113

Total assets	$595,944,837	$267,882,417

LIABILITIES AND OWNERS’ EQUITY
Indebtedness	$300,754,194	$50,201,779
Capital leases payable	312,584	456,869
Accounts payable	8,979,635	2,127,611
Accrued expenses	9,339,656	4,572,594
Other liabilities	90,334	—
Dividends payable	6,141,506	—
Deferred income	400,919	—
Due to affiliates	1,907,057	584,643

Total liabilities	327,925,885	57,943,496

Minority interest	39,346,641	37,646,673
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series B Cumulative Convertible Preferred Stock, 993,049 issued and outstanding at December 31, 2004	9,980,529	—
Commitments and contingencies	—	—

Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A Cumulative Preferred Stock, 2,300,000 issued and outstanding at December 31, 2004	23,000	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 25,810,447 and 25,730,047 shares issued and outstanding at December 31, 2004 and 2003, respectively	258,104	257,300
Additional paid-in capital	234,993,015	179,226,668
Unearned compensation	(3,959,468)	(5,564,401)
Accumulated other comprehensive income	554,592	—
Accumulated deficit	(13,177,461)	(1,627,319)

Total owners’ equity	218,691,782	172,292,248

Total liabilities and owners’ equity	$595,944,837	$267,882,417

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AHT Announces Fourth Quarter Results

March 9, 2005

ASHFORD HOSPITALITY TRUST, INC. AND PREDECESSOR
KEY PERFORMANCE INDICATORS
(Unaudited)

ALL HOTELS:

	Quarter Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Consolidated (Pro Forma)
Room revenues	$29,806,431	$28,356,825	$126,421,946	$121,923,336
RevPAR	$63.61	$60.52	$67.82	$65.59
Occupancy	66.35%	64.68%	70.34%	69.76%
ADR	$95.87	$93.57	$96.42	$94.02

NOTE: The above pro forma tables include the original six hotel properties and assume the 27 hotel properties acquired since the Company’s formation in August 2003 were owned as of the beginning of the periods presented.

HOTELS NOT UNDER RENOVATION:

	Quarter Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Hotels Not Under Renovation (Pro Forma)
Room revenues	$24,226,199	$22,241,928	$88,360,086	$82,587,417
RevPAR	$65.46	$60.09	$69.43	$65.08
Occupancy	68.71%	65.86%	72.82%	71.63%
ADR	$95.27	$91.24	$95.35	$90.85

NOTE: The above pro forma tables include the original six hotel properties and assume hotel properties not under renovation acquired since the Company’s formation in August 2003 were owned as of the beginning of the periods presented. For the comparative quarterly periods, the above schedule includes 30 hotel properties not under renovation. For the comparative annual periods, the above schedule includes 27 hotel properties not under renovation.

ASHFORD HOSPITALITY TRUST, INC. AND PREDECESSOR
FFO
(Unaudited)

	The Company	The Company
	Quarter	Quarter
	Ended	Ended
	December 31, 2004	December 31, 2003
Net income (loss) applicable to common shareholders	$(794,082)	$(1,329,161)
Add back dividend on redeemable preferred shares	3,310	—

Total	$(790,772)	$(1,329,161)

Plus real estate depreciation and amortization	4,022,100	1,673,616
Remove minority interest	132,574	(292,360)

Gross FFO	$3,363,902	$52,095

Diluted weighted average shares outstanding	31,492,372	30,760,696

Gross FFO per diluted share	$0.11	$0.00

	The Company	The Company	The Predecessor
	Year	Period From	Period From
	Ended	August 29, 2003 to	January 1, 2003 to
	December 31, 2004	December 31, 2003	August 28, 2003
Net income (loss) applicable to common shareholders	$63,957	$(1,627,319)	$(2,292,882)
Add back dividend on redeemable preferred shares	3,310	—	—

Total	$67,267	$(1,627,319)	$(2,292,882)

Plus real estate depreciation and amortization	10,713,546	2,015,019	2,915,777
Remove minority interest	297,611	(357,943)	—

Gross FFO	$11,078,424	$29,757	$622,895

Diluted weighted average shares outstanding	30,993,250	30,372,264	NA

Gross FFO per diluted share	$0.36	$0.00	NA

For year ended December 31, 2004, EBITDA has not been adjusted to add back the non-recurring write-off of loan costs of approximately $1.6 million, which is included in net income (loss).

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AHT Announces Fourth Quarter Results

March 9, 2005

ASHFORD HOSPITALITY TRUST, INC. AND PREDECESSOR
EBITDA
(Unaudited)

	The Company	The Company
	Quarter	Quarter
	Ended	Ended
	December 31, 2004	December 31, 2003
Net income (loss)	$561,168	$(1,329,161)

Add back:
Interest income	88,408	165,846
Interest expense and amortization of loan costs	(4,785,052)	(332,011)
Minority interest	(132,574)	292,360
Depreciation and amortization	(4,040,118)	(1,675,341)
Provision for income taxes	28,903	(142,178)

	(8,840,433)	(1,691,324)

Gross EBITDA	$9,401,601	$362,163

	The Company	The Company	The Predecessor
	Year	Period From	Period From
	Ended	August 29, 2003 to	January 1, 2003 to
	December 31, 2004	December 31, 2003	August 28, 2003
Net income (loss)	$1,419,207	$(1,627,319)	$(2,292,882)

Add back:
Interest income	335,495	266,333	22,800
Interest expense and amortization of loan costs	(11,101,218)	(417,060)	(4,583,146)
Minority interest	(297,611)	357,943	—
Depreciation and amortization	(10,767,785)	(2,016,899)	(2,915,777)
Provision for income taxes	(658,273)	(142,178)	—

	(22,489,392)	(1,951,861)	(7,476,123)

Gross EBITDA	$23,908,599	$324,542	$5,183,241

For year ended December 31, 2004, EBITDA has not been adjusted to add back the non-recurring write-off of loan costs of approximately $1.6 million, which is included in net income (loss).

ASHFORD HOSPITALITY TRUST, INC.
CASH AVAILABLE FOR DISTRIBUTION
(Unaudited)

	CAD
	Three Months
	Ended
	December 31, 2004
		(per share)
Net loss available to common shareholders	$(794,082)
Add back dividend on redeemable preferred stock	3,310

Total	$(790,772)

Plus real estate depreciation and amortization	4,022,100	$0.13
Remove minority interest	132,574	0.00
Plus stock-based compensation	605,061	0.02
Plus amortization of loan costs	964,800	0.03
Plus income tax provision over income tax payments	(102,678)	(0.00)
Less capital improvements reserve	(1,335,980)	(0.04)
Plus write-off of loan costs	—	0.00

CAD	$3,495,105	$0.11

AHT Announces Fourth Quarter Results

March 9, 2005

ASHFORD HOSPITALITY TRUST, INC. AND PREDECESSOR
HOTEL OPERATING PROFIT
(Unaudited)

	The Company	The Company	The Company	Company & Predecessor
	Three Months	Three Months	Year	Year
	Ended	Ended	Ended	Ended
	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003
REVENUE
Rooms	$29,806,431	$28,356,825	$126,421,946	$121,923,336
Food and beverage	6,160,025	6,605,236	24,073,265	24,065,385
Other	1,549,813	1,549,892	6,806,924	6,591,485

Total hotel revenue	37,516,269	36,511,953	157,302,135	152,580,206

EXPENSES
Hotel operating expenses
Rooms	6,494,823	5,950,994	25,619,460	24,649,600
Food and beverage	4,629,787	4,987,954	18,760,721	19,205,462
Other direct	819,914	948,070	3,588,261	3,839,144
Indirect	12,393,409	12,028,830	51,423,117	49,082,808
Management fees	1,203,575	1,394,702	5,421,123	5,377,338

Total hotel operating expenses	25,541,508	25,310,550	104,812,682	102,154,352

Property taxes, insurance, and other	1,856,396	2,374,335	9,510,588	10,034,277

HOTEL OPERATING PROFIT	$10,118,365	$8,827,068	$42,978,865	$40,391,577

NOTE: The above pro forma tables assume the twenty-seven hotel properties acquired since the Company’s formation in August 2003 were owned as of the beginning of the periods presented.

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